UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): SEPTEMBER 22, 2008

ISOLAGEN, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-31564	87-0458888
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA	19341
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 713-6000

NOT APPLICABLE
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

See Item 8.01 the contents of which are incorporated herein by reference.

Item 8.01 Other Events

On September 2 5, 2008, Isolagen, Inc., a Delaware corporation (the “Company”), issued a press release announcing that it has reached an agreement in principle to settle its securities class action lawsuit and its two derivative actions against the Company and certain of its current and former officers and directors (Civil Action Case No. 05-cv-04983-RB, Case No. 06-cv-01302-RB and Case No. 08-cv-724-RB).

A copy of the press release is attached as Exhibit 99.1 hereto, the contents of which are incorporated herein by reference.

In connection with the agreement in principle discussed above, the Company entered into a Release Agreement with Frank L. DeLape, Michael Macaluso, Michael Avignon, Robert J. Bitterman, Olga Marko, Martin E. Schmieg, William K. Boss, Jr., Steven Morrell, Henry Y.L. Toh, Ralph V. DeMartino, Susan Ciallella, and Marshall G. Webb (the “Individual Defendants”) containing a release from the Company to the Individual Defendants from all claims that the Company could have asserted that arise out of, or are based upon: (1) the claims or allegations asserted by current or former holders of Company securities in the securities class action lawsuit and in the two derivative actions; and (2) services rendered and actions taken in connection with defending, managing, and settling the securities class action lawsuit and in the two derivative actions.

Item 9.01 Financial Statement and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

99.1	Press release dated September 25, 2008

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISOLAGEN, INC.

Date: September 25, 2008

By: /s/ Todd J. Greenspan
Todd J. Greenspan,
Chief Financial Officer